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                                                               EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated December 24, 1996 with respect to the Common Stock of Interactive Flight Technologies, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.



Dated:  December 24, 1996



                                        KRAMER SPELLMAN L.P.


                                        By: /s/ Orin S. Kramer
                                        Name: Orin S. Kramer
                                        Title: a General Partner


                                        By: /s/ Jay Spellman
                                        Name: Jay Spellman
                                        Title: a General Partner


                                            /s/ Orin S. Kramer
                                                Orin S. Kramer


                                            /s/ Jay Spellman
                                                Jay Spellman